EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITOR

        We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-45422, 333-53814, 333-55130, 333-66250 and
333-82488 of our report dated January 29, 2003 with respect to the consolidated financial statements of Radvision Ltd. for the year ended December 31, 2002 included in this Annual Report (Form 10-K) for the year ended December 31, 2002.

                                             /s/ Kost Forer & Gabbay
                                             Kost Forer & Gabbay
                                             A Member of Ernst & Young Global

Tel-Aviv, Israel
March 27, 2003